SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2007
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET SAN FRANCISCO, CALIFORNIA 94111 Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement
Supplemental Indenture
On October 11, 2007, in connection with our cash tender offer for any and all of our 12.25% Senior Notes due 2012 (the “Notes”), we and Wilmington Trust Company, as trustee, executed a first supplemental indenture (the “Supplemental Indenture”) amending the indenture, dated December 4, 2002 (the “Indenture”), governing the Notes.
The Supplemental Indenture amends the Indenture to eliminate or make less restrictive most of the restrictive covenants contained in the Indenture (other than requirements to make an offer for the Notes in the event of certain asset sales and changes in control), to delete events of default relating to cross-defaults and judgments against us, and to make conforming and related changes to the Indenture.
The Supplemental Indenture is filed as an exhibit to this Current Report on Form 8-K. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibit.
Second Amended and Restated Credit Agreement
On October 11, 2007, we, Levi Strauss Financial Center Corporation, the financial institutions party thereto, Banc of America Securities LLC (“BAS”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), as co-syndication agents, joint lead arrangers and book managers, and Bank of America, N.A. (“BofA”), as agent, have executed a second amended and restated credit agreement (the “Credit Agreement”), amending the first amended and restated credit agreement, dated May 18, 2006. The following is a summary description of the material terms of the amendment:
•	The term of the Credit Agreement has been extended through October 11, 2012.
•	The maximum availability under the Credit Agreement has been increased from $550.0 million to $750.0 million and includes a $250.0 million term loan tranche. The entire Credit Agreement will be secured by, among other domestic assets, certain U.S. trademarks associated with the Levi’s® brand. The term loan tranche amortizes on a quarterly basis based on a straight line two-year amortization schedule to a residual value of 25% of the net orderly liquidation value of the trademarks with no additional repayments required until maturity so long as the remaining amount of the tranche does not exceed such 25% valuation. The term loan tranche will be borrowed on a first dollar drawn basis. As the term loan tranche is repaid, the maximum availability under the Credit Agreement will not be automatically reduced by the amount of the repayment. The lien on the trademarks, but not the other assets, will be released upon the full repayment of the term loan tranche.
•	The Credit Agreement includes as a financial covenant a springing fixed charge coverage ratio of 1.0:1.0, which arises when excess availability under the Credit Agreement is less than $100.0 million. This covenant will be discontinued upon termination and repayment of the term loan tranche described above and the implementation of a liquidity reserve of $50.0 million.

•	The revolving portion of the Credit Agreement initially bears an interest rate of LIBOR plus 150 basis points or base rate plus 25 basis points subject to adjustments based on availability. The term loan tranche bears an interest rate of LIBOR plus 250 basis points or base rate plus 125 basis points.
BofA, BAS and Credit Suisse and their respective affiliates have performed certain investment banking and advisory services and general banking and financing services for us from time to time for which they have received customary fees and expenses. BofA is an agent and a lender under our senior unsecured term loan. In addition, BAS and its affiliate, Banc of America Securities Limited, have been the initial purchasers in connection with several of our offerings of senior unsecured notes. Credit Suisse is acting as dealer manager and solicitation agent in connection with our cash tender offer described above. Each of BofA, BAS and Credit Suisse and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business for which they have received, or will receive, customary fees or expenses.
In connection with the Credit Agreement, we have entered into a Trademark Security Agreement, and we and certain of our domestic subsidiaries have entered into a Second Amended and Restated Pledge Agreement and First Amended and Restated Subsidiary Guaranty, all of which are filed as an exhibits to this Current Report on Form 8-K. The description of the material terms of these agreements is qualified in its entirety by reference to such exhibits.
ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 and Item 8.01 of this Current Report on Form 8-K pertaining to the Credit Agreement and the related security and guaranty documents entered into in connection therewith are incorporated herein by reference.
ITEM 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
The information included in Item 1.01 and Item 8.01 of this Current Report on Form 8-K pertaining to the Credit Agreement is incorporated herein by reference.
ITEM 8.01     Other Events
On October 11, 2007, we accepted for purchase $505.8 million (or approximately 96.3%) of the outstanding aggregate principal amount of the Notes, which reflects all Notes validly tendered on or prior to 5 p.m., New York City time, on October 10, 2007. We paid a total payment of $563.2 million, including approximately $20.0 million in accrued interest and $15.2 million in consent payments to holders who validly tendered their Notes and delivered their consents on or prior to 5 p.m., New York City time, on October 3, 2007. We borrowed $343.2 million under the Credit Agreement (including all $250.0 million of the term loan tranche) and used $220.0 million from cash on hand to fund these payments. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

ITEM 9.01.     Financial Statements And Exhibits.
(c)     Exhibits.
4.1	First Supplemental Indenture, dated October 11, 2007, between Levi Strauss & Co. and Wilmington Trust Company, to the Indenture, dated December 4, 2002, between Levi Strauss & Co. and Wilmington Trust Company, governing the 12.25% Senior Notes due 2012.
10.1	Second Amended and Restated Credit Agreement, dated October 11, 2007, among Levi Strauss & Co., Levi Strauss Financial Center Corporation, the financial institutions party thereto and Bank of America, N.A., as agent, to the First Amended and Restated Credit Agreement, dated May 18, 2006, between Levi Strauss & Co., Levi Strauss Financial Center Corporation, the financial institutions party thereto and Bank of America, N.A., as agent.
10.2	Second Amended and Restated Pledge and Security Agreement, dated October 11, 2007, by Levi Strauss & Co. and certain subsidiaries of Levi Strauss & Co. in favor of the agent.
10.3	Trademark Security Agreement, dated October 11, 2007, by Levi Strauss & Co. in favor of the agent.
10.4	First Amended and Restated Subsidiary Guaranty, dated October 11, 2007, by certain subsidiaries of Levi Strauss & Co. in favor of the agent.
99.1	Press release, dated October 11, 2007, announcing the acceptance of the Notes tendered in our tender offer and consent solicitation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: October 11, 2007	By:	/s/ Heidi Manes
		Name:	Heidi Manes
		Title:	Controller

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated October 11, 2007 between Levi Strauss & Co. and Wilmington Trust Company, to the Indenture, dated December 4, 2002, between Levi Strauss & Co. and Wilmington Trust Company, governing the 12.25% Senior Notes due 2012.

10.1	Second Amended and Restated Credit Agreement, dated October 11, 2007, among Levi Strauss & Co., Levi Strauss Financial Center Corporation, the financial institutions party thereto and Bank of America, N.A., as agent, to the First Amended and Restated Credit Agreement, dated May 18, 2006, between Levi Strauss & Co., Levi Strauss Financial Center Corporation, the financial institutions party thereto and Bank of America, N.A., as agent.

10.2	Second Amended and Restated Pledge and Security Agreement, dated October 11, 2007, by Levi Strauss & Co. and certain subsidiaries of Levi Strauss & Co. in favor of the agent.

10.3	Trademark Security Agreement, dated October 11, 2007, by Levi Strauss & Co. in favor of the agent.

10.4	First Amended and Restated Subsidiary Guaranty, dated October 11, 2007, by certain subsidiaries of Levi Strauss & Co. in favor of the agent.

99.1	Press release, dated October 11, 2007, announcing the acceptance of the Notes tendered in our tender offer and consent solicitation.